UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2015, the Board of Directors of Fidelity & Guaranty Life (the “Company”) increased the authorized number of directors from 10 to 11 and elected Joseph S. Steinberg as a new director, effective immediately. Since December 1, 2014, Mr. Steinberg has served as the Chairman of the Board of Directors of the Company’s majority shareholder, Harbinger Group Inc. (“HGI”). He joined HGI’s board as an independent director on July 1, 2014. Mr. Steinberg is also the Chairman of the Board of Leucadia National Corporation (“Leucadia”), which, as of November 26, 2014, beneficially owned approximately 23.2% of HGI common stock. Mr. Steinberg joined Leucadia as a director in 1978 and served as president from 1979 through 2013.

As previously announced on January 16, 2015, Leland C. Launer, Jr. will resign from the Company’s board on March 31, 2015. In connection with Mr. Launer’s resignation, today the Company announced that it had elected Christopher J. Littlefield to the board, effective April 1, 2015. Mr. Littlefield is currently the Company’s President and, as previously announced, is expected to assume the position of Chief Executive Officer on May 1, 2015.

Mr. Steinberg will receive the same compensation paid to all non-employee members of the board. Mr. Littlefield will not receive additional compensation for serving on the Company’s board.

There are no familial relationships between either Mr. Steinberg or Mr. Littlefield and any other director or executive officer of the Company. There are no transactions in which either Mr. Steinberg or Mr. Littlefield have an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of our directors is elected to serve until his or her successor is elected or he or she is removed or resigns from office.

Item 8.01	Other Events.

On February 10, 2015, the Company announced that its Board of Directors had declared a quarterly dividend of $0.065 per share. The dividend is payable on March 9, 2015 to the Company’s shareholders of record as of the close of business on February 23, 2015. A copy of the press release announcing the declaration is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release announcing the declaration of dividend dated February 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun
Name: Eric L. Marhoun
Title: Executive Vice President, General Counsel and Secretary

Dated: February 10, 2015